As filed with the Securities and Exchange Commission on August 5, 1994.
                                                     Registration No. 33-


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                            Form S-8
                      REGISTRATION STATEMENT
                             Under
                     THE SECURITIES ACT OF 1933

                 INTEGRATED DEVICE TECHNOLOGY, INC.
        (Exact name of registrant as specified in its charter)

          Delaware                                 94-2669985
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)

     2975 Stender Way
     Santa Clara, California                           95054
(Address of Principal Executive Office)             (Zip Code)

                   INTEGRATED DEVICE TECHNOLOGY, INC.
                   1994 DIRECTORS STOCK OPTION PLAN
                        1994 STOCK OPTION PLAN
           1985 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                   1984 EMPLOYEE STOCK PURCHASE PLAN
                      (Full title of the plan)
       JACK MENACHE                            Copy to:
Vice President, General Counsel       Katherine T. Tallman, Esq.
      and Secretary                         Fenwick & West
Integrated Device Technology, Inc.       Two Palo Alto Square
     2975 Stender Way                         Suite 800
Santa Clara, California  95054       Palo Alto, California 94306
       (408) 727-6116                         (415) 494-0600
(Name, address and telephone         (Counsel to the Registrant)
number, including area code,
  of agent for service)

                   CALCULATION OF REGISTRATION FEE

Title of       Amount     Proposed Maximum  Proposed            Amount of
Securities To  To Be      Offering Price    Maximum Aggregate   Registration
Be Registered  Registered per Share         Offering Price (1)  Fee

Common Stock   3,154,000  $18.0625          $56,969,125         $19,644.53
               shares

(1) Calculated in accordance with Rule 457 under the Securities Act of 1933 and based upon an average of the high and low prices reported by the National Association of Securities Dealers, Inc. Automated Quotation System on August 1, 1994.
                   _______________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                           PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 3, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 1994 filed pursuant to Section 13 of the Exchange Act.

          (3) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed September 24, 1987, as amended by the Company's Form 8 dated March 28, 1989, and the Company's Registration Statement on Form 8-A dated December 20, 1988, as amended by the Company's Form 8 dated February 27, 1992.

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of Integrated Device Technology, Inc. for the fiscal year ended April 3, 1994 included in the Company's Annual Report on Form 10-K have been audited by Price Waterhouse, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report of Price Waterhouse pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 4.        Description of Securities.

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.

     None.

Item 6.        Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to grant indemnification to directors, officers and other agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including expenses, arising in connection with the Securities Act of 1933, as amended. Pursuant to the Bylaws of the Company, directors and officers of the Company are indemnified to the full extent permitted by law against all expenses (including attorneys' fees), judgments, fines or settlement amounts incurred or paid by them in any action or proceeding, including any action by or on behalf of the Company, on account of their service as an officer or director of the Company. The Bylaws further provide that the rights conferred under such Bylaws shall not be deemed exclusive of any other right to which such persons may be entitled under Delaware General Corporation Law, the Company's Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Restated Certificate of Incorporation of the Company precludes, with certain exceptions, the Company and its stockholders from recovering monetary damages from directors for business decisions that breach such directors' fiduciary duty.

     The Company also maintains directors and officers insurance policies which insure directors and officers against losses arising from certain wrongful acts in their official capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. In addition, the Company has entered into an Indemnification Agreement with each of its directors and officers whereby the Company has agreed to indemnify each director and officer from and against any and all expenses, losses, claims, damages and liabilities incurred by such director or officer while acting in his or her official capacity.

     The Underwriting Agreement among the Company, the selling shareholders and the underwriters of the Company's October 1993 public offering contains certain provisions pursuant to which the underwriters may, under certain circumstances, indemnify the directors and officers of the Company. Directors and officers of the Company may also be indemnified in certain circumstances under the terms of other underwriting agreements entered into by the Company in connection with prior public offerings.

Item 7.        Exemption from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

     See Index to Exhibits.

Item 9.        Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 4, 1994.

                                   INTEGRATED DEVICE TECHNOLOGY, INC.

                                   By: /s/Jack Menache
                                       _____________________________
                                   Jack Menache,
                                   Vice President and
                                   Secretary


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard C. Perham and Jack Menache, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                Title                              Date
_________                _____                              ____

/s/D. John Carey       Chairman of the Board of Directors  August 4, 1994
________________
   D. John Carey


/s/Leonard C. Perham   Chief Executive Officer (Principal  August 4, 1994
____________________   Executive Officer), President and
   Leonard C. Perham   Director


/s/William D. Snyder   Vice President, Finance and         August 4, 1994
____________________   Chief Financial Officer (Principal
   William D. Snyder   Financial and Accounting Officer)

/s/Carl E. Berg        Director                            August 4, 1994
____________________
   Carl E. Berg

/s/John C. Bolger      Director                            August 4, 1994
____________________
   John C. Bolger

/s/Federico Faggin     Director                            August 4, 1994
___________________
  Federico Faggin

                           INDEX TO EXHIBITS
Exhibit                                                       Sequentially
Number                      Exhibit                           Numbered Page

4.1* Restated Certificate of Incorporation (previously filed as Exhibit 3A to Registration Statement on Form 8-B [File No. 0-12695] dated September 23,
        1987).

4.2*    Certificate of Amendment of Restated Certificate of
        Incorporation (previously filed as Exhibit 3.2 to
        Annual Report on Form 10-K [File No. 0-12695] for the fiscal year ended April 2, 1989).

4.3* Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock
        (previously filed as Exhibit 3.3 to Annual Report on Form 10-K [File No. 0-12695] for the fiscal year ended April 2, 1989).

4.4*    Bylaws (previously filed as Exhibit 3.4 to Annual
        Report on Form 10-K [File No. 0-12695] dated March 28,
        1993).

4.5* Amended and Restated Rights Agreement dated as of February 27, 1992, between the Company and The First National Bank of Boston (previously filed as Exhibit
        4.1 to Current Report on Form 8-K [File No. 0-12695] dated February 27, 1992).

5.1     Opinion regarding legality of securities to be offered.         9

24.1    Consent of Independent Accountants.                             8

24.2    Consent of Fenwick & West (included in Exhibit 5.1).            9

24.1    Power of Attorney (see page 5).                                 5
______

* The exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

                               EXHIBIT 24.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 1994 appearing on page 12 of the Annual Report of Integrated Device Technology, Inc. on Form 10-K for the year ended April 3, 1994.




Price Waterhouse LLP
San Jose, California
August 4, 1994



                             EXHIBIT 5.1

                                                    August 4, 1994

Integrated Device Technology, Inc.
2975 Stender Way
Santa Clara, CA  95054

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Integrated Device Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act, relating to 3,154,000 shares of Common Stock of the Company to be sold and issued by the Company pursuant to its 1994 Stock Option Plan, 1994 Directors Stock Option Plan, 1985 Incentive and Nonqualified Stock Option Plan and 1984 Employee Stock Purchase Plan (the "Plans"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       FENWICK & WEST